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                                                                   EXHIBIT 10.39

                   INITIAL MEDICAL DIRECTOR SERVICES AGREEMENT

           This Initial Medical Director Services Agreement (this "AGREEMENT") is entered into as of December 11, 1998, by and between Intracel Corporation, a Delaware for-profit corporation ("INTRACEL"), and Lehigh Valley Hospital and Health Network, a Pennsylvania non-profit corporation ("LEHIGH") (each a "PARTY", and collectively "PARTIES").

           WHEREAS, Intracel Corporation ("INTRACEL") and Lehigh have entered into a Joint Venture Agreement dated as of December 11, 1998 (the "JOINT VENTURE AGREEMENT") pursuant to which they intend to form a corporation ("ICC") to operate a center for the manufacture and provision of OncoVax[cl](R) ("ONCOVAX"), a product developed by Intracel to be utilized in the treatment of colon cancer and other oncological products as agreed to by Intracel and Lehigh;

           WHEREAS, during the period between the Effective Date and the formation and capitalization of ICC, ICC and Lehigh have entered into an amended and restated lease with the same effective date as this Agreement (the "AMENDED AND RESTATED INITIAL ONCOVAX CENTER LEASE") pursuant to which Intracel is leasing from Lehigh the necessary space and equipment to operate a laboratory and support area in compliance with current Good Manufacturing Practices to manufacture and provide OncoVax and other oncological products as agreed to by Intracel and Lehigh (the "ONCOVAX CENTER");

           WHEREAS, Herbert C. Hoover, Jr., M.D. is a physician employed by Lehigh Valley Physician Group, which is a Pennsylvania non-profit corporation and wholly-owned subsidiary of Lehigh;

           WHEREAS, Herbert C. Hoover, Jr., M.D. serves as the Chair of Surgery for Lehigh pursuant to an agreement between Lehigh Valley Physician Group and Lehigh;

           WHEREAS, Intracel desires to obtain the services of Herbert C. Hoover, Jr., M.D. ("MEDICAL DIRECTOR") or his designee on an initial part-time, independent contractor basis from Lehigh for the provision of certain Medical Director services at the OncoVax Center as set forth more fully in Section 1.1 ("SERVICES");

           WHEREAS, pursuant to the Joint Venture Agreement, Lehigh has agreed to provide the Services of the Medical Director on an initial part-time, independent contractor basis to Intracel for Intracel's Service Fee (as defined below) to Lehigh; and

        WHEREAS, the Parties desire to enter into this Agreement to set forth the terms and conditions under which Lehigh will provide the Services to Intracel, and Intracel will compensate Lehigh for such Services.
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        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.      MEDICAL DIRECTOR SERVICES


                1.1     GENERAL DESCRIPTION OF SERVICES

        During the Term (as defined in Section 6), Lehigh shall provide the Services to Intracel through Medical Director, or as described in Section 1.9 below, through the Medical Director's designee. The Services shall include: (a) assisting Intracel in establishing and enhancing the OncoVax Center, including assisting with the clinical design of the center and the establishment of protocols and systems; and (b) serving the OncoVax Center once it is operational as a medical director, including (1) participating in administrative meetings and performing other administrative duties as requested by Intracel, (2) recommending rules and policies for the operation of the center, (3) serving as a liaison with Lehigh and Lehigh physicians, and (4) assisting in the assessment of outcomes and other clinical data with respect to OncoVax and other Intracel products. Medical Director and Lehigh acknowledge and agree that, depending upon certain development decisions and other circumstances, some details of Medical Director's duties may change over time. This Agreement shall remain in effect notwithstanding such changes. Intracel agrees to discuss any such changes with Medical Director and to consider his input in these decisions. No activities or services performed by Medical Director pursuant to this Agreement shall constitute the practice of medicine. Any evaluations, diagnoses, treatments, procedures or other professional health care services furnished to patients by Medical Director will be provided in his individual capacity as a practicing physician or employee of Lehigh or other entity, and will not be provided by Medical Director in his capacity as an independent contractor to Intracel pursuant to this Agreement.


                1.2     BEST EFFORTS

        Medical Director shall devote his best efforts to performing the Services. In doing so, Medical Director shall use his full education, skills, and professional energy, consistent with his training and experience, to advance the business interests of Intracel. During the Term of this Agreement, Medical Director shall not engage in any other activity or occupation for compensation, or any non-compensated activity, that in Intracel's reasonable opinion is competitive with or adverse to the interests of Intracel, without the prior written consent of Intracel. Notwithstanding the foregoing, nothing in this
Section 1.2 or elsewhere in this Agreement shall prevent Medical Director, during the time not required for the performance of the Services, from maintaining his individual medical practice or performing his duties as the Chair of Surgery for Lehigh or an employee of Lehigh Valley Physician Group.


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                1.3     HOURS AND RECORDS

        Notwithstanding any other provision of this Agreement, Medical Director shall not spend less than 15 hours per month or be required to spend more than 25 hours per month, on average, performing the Services. The Parties agree that these minimum and maximum numbers are annual averages, and that Medical Director may spend less than 15 hours or more than 25 hours in any particular month depending on Intracel's needs and Medical Director's availability. Within ten
(10) days following the end of each calendar month during the Term of this Agreement, Lehigh shall provide Intracel with a record of time Medical Director spent performing the Services in the previous month. Such accounting shall include the dates on which Medical Director performed Services, a description of the Services performed on each date, and the amount of time spent performing those Services.


                1.4     REPORTING TO INTRACEL

        Lehigh and/or Medical Director shall notify Intracel in writing within one working day of the occurrence of any of the following: (a) Medical Director's being notified that any written complaint or report concerning him has been filed with the Pennsylvania state medical board or the National Practitioner Data Bank; (b) Medical Director's being notified that any written complaint has been filed against him, or any adverse action has been proposed (whether final or not), at any hospital, other health care facility, health maintenance organization, preferred provider organization, insurer or health plan, professional review organization, professional association or governmental body; (c) Medical Director's receiving a summons and complaint or a subpoena relating to his professional practice; (d) Medical Director's being charged with any crime (excluding minor traffic violations); (e) any other event which reasonably might be anticipated to expose Intracel to a legal claim or adverse publicity, or interfere with Medical Director's discharging his responsibilities under this Agreement; or (f) any other disciplinary or professional liability actions initiated against Medical Director. Medical Director acknowledges and agrees that Intracel may inform malpractice carriers or other appropriate parties of any such occurrence.


                1.5     COMPLIANCE WITH LAW

        Lehigh and Medical Director shall perform the Services faithfully, diligently, ethically, in a professional manner and in accordance with all applicable laws, regulations and currently recognized professional standards.


                1.6     COMPLIANCE WITH INTRACEL RULES

        Lehigh and Medical Director shall comply in all material respects with the reasonable rules and policies of Intracel and the OncoVax Center, as they now exist or as they may from time to time be amended, including rules and policies governing the


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provision of services, billing, records, and relationships with OncoVax Center employees.


                1.7     COOPERATION IN PROCEEDINGS

        During and after the Term (and notwithstanding expiration or termination of this Agreement for whatever reason), Lehigh and Medical Director shall, without additional compensation, provide all reasonable assistance requested by Intracel in order to (a) assert Intracel's rights under any insurance policies; or (b) assist Intracel in defense of professional liability or other actions.


                1.8     PROFESSIONAL LIABILITY INSURANCE

        Lehigh covenants that the Medical Director shall at all times during the Term be covered by professional liability insurance that meets all requirements of the Pennsylvania Healthcare Malpractice Act, as amended, and that such coverage will be provided at Lehigh's cost.


                1.9     MEDICAL DIRECTOR'S DESIGNEE

        The Parties agree that Medical Director may delegate the provision of Services to a designee, which designee shall be Sarah Stevens, M.D. unless the Parties mutually agree on another designee. Notwithstanding anything in Section
1.3 to the contrary, Medical Director's designee shall devote a minimum of fifty percent (50%) of her professional time to the performance of the Services. In the event of such delegation, Medical Director's designee shall be subject to all the terms and conditions under this Agreement which are applicable to Medical Director as if a reference to such designee was expressly set forth in each provision applicable to Medical Director. Any breach of any term or condition as applied to any designee shall be a breach thereof in the same manner as if applied to Medical Director himself.


2.      REPRESENTATION AND WARRANTIES OF LEHIGH


                2.1     GENERAL REPRESENTATIONS AND WARRANTIES

        Lehigh hereby represents and warrants that (a) Medical Director possesses and throughout the Term shall maintain, a current, valid, and unencumbered license to practice medicine in the State of Pennsylvania; (b) Medical Director either (1) is not subject to any actual or threatened investigation, disciplinary proceeding, ethics action, public or private suit or claim as to malpractice or professional misconduct, and his performance in his job functions is not impaired due to a physical or mental condition or substance abuse, or (2) as to any such matter to which Medical Director is subject, full information has been disclosed in writing to Intracel; (c) Medical


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Director either (1) knows of no existing circumstances that would provide a basis for revoking or suspending his medical license, or subjecting him to suit, or which would be harmful to Intracel in engaging Medical Director, or (2) has disclosed the same in writing to Intracel; (d) Medical Director has adequate malpractice "occurrence" coverage or "tail" coverage under existing insurance with limits of liability of not less than $1 million per occurrence and $3 million in the aggregate, covering any claims relating to activities in his private medical practice, and Lehigh shall indemnify and hold harmless Intracel from and against any claims, costs or expenses arising from such activities; and
(e) execution and performance of this Agreement does not violate any contract, agreement, regulatory ruling or judicial order to which Lehigh or Medical Director is subject (including both the Medical Director's employment agreement and Lehigh's agreement with Lehigh Valley Physician Group), or to the best of Lehigh's knowledge, violate any law.


                2.2     EFFECT OF INACCURATE REPRESENTATIONS OR WARRANTIES

        The Parties acknowledge and agree that if any representation or warranty contained in this Section 2 is untrue or becomes untrue during the Term of this Agreement, such untrue representation or warranty shall be deemed to be a material misrepresentation by Medical Director and Intracel shall have the right to terminate this Agreement pursuant to Section 6.


3.      RESPONSIBILITIES OF INTRACEL


                3.1     INTRACEL FACILITIES

        Throughout the Term of this Agreement, Intracel shall provide clerical and other administrative support, to the extent Intracel deems reasonable, to help facilitate Medical Director's performance of the Services.


                3.2     BUSINESS AND PROPERTY LIABILITY INSURANCE

        Intracel shall maintain general business and property liability insurance for claims arising from (a) the occupancy of Intracel offices by Medical Director; and (b) the performance by Medical Director of the Services in accordance with the terms of this Agreement.


4.      REPRESENTATIONS AND WARRANTIES OF INTRACEL

        Intracel hereby represents and warrants that (a) it is a corporation duly organized and validly existing; (b) this Agreement has been duly executed on behalf of Intracel; (c) this Agreement is a legal, valid and binding obligation of Intracel; and (d) execution and performance of this Agreement does not violate any contract,


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agreement, regulatory ruling, or judicial order to which Intracel is subject, or to the best of Intracel's knowledge, violate any law.


5.      PAYMENT FOR SERVICES


                5.1     SERVICE FEE

        In return for the Services, Intracel shall pay to Lehigh a monthly service fee ("SERVICE FEE") payable in arrears at the end of each month during the Term. The Service Fee shall be $6,250 per month. The Parties agree (i) that the Service Fee reflects the fair market value for the Services, and (ii) that Intracel shall annually adjust the Service Fee to reflect the fair market value of the Services.


                5.2     EXPENSES

        Subject to reasonable Intracel policies, including advance approval by Intracel, and up to the reasonable dollar limits specified from time to time by Intracel, Lehigh shall be entitled to reimbursement by Intracel for reasonable expenses (including but not limited to reasonable travel expenses) incurred by Medical Director during the Term of this Agreement in performance of the Services and upon the presentation of appropriate documentation. It is intended that all expenses incurred pursuant to this Section 5.2 are to be ordinary and necessary business expenses. It is therefore agreed that if any expense paid for, or reimbursed to, Lehigh is disallowed by the Internal Revenue Service as a federal income tax deduction of Intracel, (1) Intracel shall not be obliged to contest such ruling, and (2) Lehigh shall reimburse Intracel for such disallowed expense within sixty (60) days after the final determination of such disallowance.


6.      TERM AND TERMINATION


                6.1     TERM

        The term of this Agreement (the "TERM") shall commence on the Initial Closing Date, as that term is defined in the Joint Venture Agreement (the "EFFECTIVE DATE") and shall end, unless earlier terminated in accordance with this Section 6, on the Final Closing Date, as that term is defined in the Joint Venture Agreement.


                6.2     TERMINATION BY INTRACEL

        Intracel may terminate this Agreement for Cause at any time during the Term of this Agreement by giving Lehigh written notice at least thirty (30) days in advance (the "NOTICE PERIOD") of the effective date of such termination (the "TERMINATION


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DATE"). Intracel may (without alteration of payment obligations under this
Agreement during the Notice Period) require that Medical Director cease his performance of the Services at any time during the Notice Period. The following shall be Cause for termination pursuant to this Section 6.2 (i) Lehigh itself, or through Medical Director, breaches or fails to perform a material obligation under this Agreement and that breach or failure is not cured to the reasonable satisfaction of Intracel within the Notice Period; (ii) any act or omission constituting fraud or material misrepresentation by Lehigh or Medical Director in dealing with Intracel or the OncoVax Center; (iii) Medical Director's license to practice medicine is suspended, limited or revoked, irrespective of other proceedings, or Medical Director's DEA license to prescribe controlled substances is revoked, limited or suspended; (iv) Medical Director is suspended or barred from participation in Medicare; (v) Herbert C. Hoover, Jr. is no longer the Medical Director performing the Services on behalf of Lehigh, or he becomes disabled to the extent that he is unable to perform the Services; (vi) Medical Director becomes ineligible for professional liability coverage on commercially reasonable terms; (vii) Lehigh is adjudged insolvent or bankrupt or makes a general assignment for the benefit of creditors; or (viii) Medical Director is convicted of a crime bearing on the practice of medicine, any crime involving moral turpitude or fraud, or Medical Director is convicted of any felony.


                6.3     TERMINATION BY LEHIGH

        Lehigh may terminate this Agreement for Cause at any time during the Term of the Agreement by giving Intracel written notice at least thirty (30) days in advance (the "NOTICE PERIOD") of the effective date of such termination (the "TERMINATION DATE"). The following shall be Cause for termination pursuant to this Section 6.3 (i) Intracel becomes insolvent or bankrupt or makes a general assignment for the benefit of creditors; (ii) Intracel breaches or fails to perform any material obligation under this Agreement, and such breach or failure is not cured to the reasonable satisfaction of Lehigh within the Notice Period; or (iii) Intracel commits fraud or material misrepresentation in its dealings with Lehigh or Medical Director.


                6.4     TERMINATION BY EVENT

        Unless the Parties agree in writing to continue this Agreement, this Agreement shall automatically terminate upon the occurrence, at any time, of any of the following events: (i) the termination for any reason of the Joint Venture Agreement, or (ii) in accordance with and only in accordance with the provisions of Section 8.5, in the event this Agreement is deemed in the reasonable opinion of either Party to violate law and be incapable of amendment.


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                6.5     COOPERATION

        In the event of the expiration or termination of this Agreement for any reason, Lehigh and Medical Director shall, without further compensation, if so requested by Intracel, thereafter, promptly (a) respond to requests for information as reasonably may be necessary to ensure appropriate transfer of their responsibilities; and (b) advise Intracel if either receives a complaint, summons, subpoena, or similar court order for records or testimony relating to performance of the Services.


7.      CONFIDENTIALITY


                7.1     CONFIDENTIALITY

        During the course of Lehigh's performance of the Services, Lehigh and/or Medical Director may come to know certain confidential and proprietary business or medical information of or about Intracel, the OncoVax Center, and/or Intracel affiliates and joint venture partners (collectively, "ENTITIES"), including but not limited to information concerning (a) business, affairs or operations of the Entities or their customers, (b) Entity trade secrets, new product developments, special or unique processes, protocols, or methods, (c) Entity marketing, sales, advertising or other concepts or plans, (d) Entity fees and billing arrangements, (e) Entity finances, (f) Entity management systems, or (g) Entity business plans or prospects ("CONFIDENTIAL INFORMATION"). The term "Confidential Information" shall exclude any information that is a matter of public knowledge (except if such public knowledge resulted from an improper act of Medical Director or Lehigh). Lehigh agrees that both during the Term of this Agreement and after the expiration or termination of this Agreement for whatever reason, Lehigh shall hold all such Confidential Information in the strictest confidence, and shall not disclose, use, display, transfer, sell, publish, or otherwise make available to any other person or entity, any such Confidential Information without the prior written consent of Intracel, except as may be specifically required by law. Lehigh shall protect such Confidential Information in a manner consistent with the usual manner in which the most confidential business and professional information is protected. Lehigh shall ensure that Medical Director complies with the provisions of this Section 7.1.


                7.2     ENFORCEMENT OF CONFIDENTIALITY REQUIREMENTS

                Lehigh agrees that the restrictions contained in Section 7.1 are part of the consideration for inducing Intracel to contract with Lehigh to provide the Services for the fees provided for in this Agreement; that such restrictions are reasonable and necessary to protect the business interests of Intracel and the OncoVax Center; and that any violation of such restrictions will cause substantial and irreparable injury to the Intracel and/or the OncoVax Center. These restrictions shall be effective and enforceable upon the execution of this Agreement by Lehigh, irrespective of the


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length of its Term. The Parties agree that Intracel and the OncoVax Center each are entitled, in addition to any and all other remedies available at law or in equity, to a restraining order, preliminary and permanent injunctive relief and specific performance to prevent a breach or contemplated breach of these restrictions, without the necessity of proving actual damages. In the event of a breach of these provisions, Lehigh shall be obligated to pay all costs and expenses, including reasonable attorneys' fees, incurred by Intracel or the OncoVax Center due to such breach or threatened breach.


                7.3     NO ACQUIRED INTERESTS

                Lehigh and Medical Director agree that upon termination or expiration of this Agreement, all proprietary interest of Intracel or the OncoVax Center in OncoVax or its other products, in customer accounts, lists, copyrighted items, trade secrets, proprietary information, including all intellectual property rights in any materials, documents, protocols, systems, reports, or inventions, and all business assets, tangible or intangible (collectively "PROPRIETARY INTERESTS"), with which Lehigh or Medical Director deals or has access to, or that are developed or improved in whole or in part by Lehigh or Medical Director in performing the Services during the Term of this Agreement, shall remain the sole and exclusive property of Intracel and/or the OncoVax Center, and in no event shall Lehigh or Medical Director, by virtue of performing the Services, acquire any personal interest in the Proprietary Interests or any right to use the Proprietary Interests except as specifically set forth in a license agreement or other agreement executed by the Parties. Lehigh and Medical Director each hereby assign to Intracel all of Lehigh's or Medical Director's right, title and interest, including all intellectual property rights, if any, in any Proprietary Interests developed in whole or in part by Lehigh or by Medical Director in performance of the Services, which Proprietary Interests all shall be considered works made for hire. Lehigh and Medical Director agree that upon termination or expiration of this Agreement each shall promptly return to Intracel all business, corporate, medical or financial records, documents, forms, contracts, lists and completed work or work in progress relating to the affairs of Intracel or the OncoVax Center and any personal property of Intracel or the OncoVax Center in their possession at the time of termination or expiration.

8.      GENERAL PROVISIONS


                8.1     NOTICES

                All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally, sent by federal express or other recognized overnight delivery service or mailed by registered or certified mail, return receipt requested, to the Parties as follows or to such other addressee as a party may in writing designate.


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           If to Lehigh:

                     Lehigh Valley Hospital and Health Network
                     Cedar Crest & I-78
                     P.O. Box 689
                     Allentown, Pennsylvania 18105-1556
                     Attn: Louis L. Leibhaber
                     Facsimile: (610) 402-7253

           with a copy to:

                     Tallman, Hudders & Sorrentino
                     The Paragon Centre
                     1611 Pond Road, Suite 300
                     Allentown, Pennsylvania 18104-2256
                     Attn: Matthew R. Sorrentino, Esq.
                     Facsimile: (610) 391-1800

           If to Intracel or OncoVax Center:

                     Intracel Corporation
                     1330 Piccard Drive
                     Rockville, Maryland  20850
                     Attn: Daniel S. Reale
                     Facsimile: (301) 296-0082

           with a copy to:

                     Donna Boswell, Esq.
                     Hogan & Hartson, L.L.P.
                     555 13th Street, N.W.
                     Washington, D.C. 20004
                     Facsimile: (202) 637-5910

        Each notice, demand, request or communication that shall be given or made in the manner described in this Section 8.1 shall be deemed sufficiently given or made for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or the affidavit of messenger being deemed conclusive but not exclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation. This Section 8.1 shall survive termination of this Agreement.


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                8.2     ENTIRE AGREEMENT; AMENDMENTS

        This Agreement sets forth the entire understanding and agreement between the parties with respect to the subject matter of this Agreement, and supersedes all prior undertakings of any kind, whether written or oral. No terms, conditions, or warranties, other than those contained in this Agreement, and no amendments or modifications to this Agreement, shall be valid unless made in writing and signed by the Parties.


                8.3     EFFECT AND BENEFIT OF AGREEMENT

        This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. The covenants, undertakings, and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the Parties and their permitted assigns, respective heirs, successors or legal representatives. Nothing in this Agreement is intended to or shall be construed to, confer upon any person or entity not a Party to this Agreement, any rights or benefits under this Agreement.


                8.4     ASSIGNMENT

        This Agreement and its performance shall not be assigned, sublet, delegated or transferred by either Party in whole or in part without the prior written consent of the other party, except that Intracel shall have the right to assign or delegate its rights and responsibilities under this Agreement, in whole or in part, without Lehigh's consent, to the OncoVax Center (or a successor entity) or to any affiliate or subsidiary of, or successor entity to, Intracel.


                8.5     INVALID PROVISIONS

        If any provision of this Agreement or other document contemplated in this Agreement is held to be illegal, invalid, or unenforceable under present or future laws, such provisions shall be fully severable: (a) the appropriate documents shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of the Agreement; (b) the remaining provisions shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision; and (c) the Parties shall in good faith negotiate and substitute a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and still be legal, valid and enforceable, unless the effect of such severance and substitution would be to deprive a Party substantially of the benefits contemplated under this Agreement, in which case either Party may terminate this Agreement upon thirty days written notice to the other Party.


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                8.6     INDEPENDENT CONTRACTORS

        The Parties acknowledge and agree that, with respect to this Agreement and the arrangements set forth in this Agreement, they are independent contractors and that except as provided in this Agreement, neither Party has the right to obligate or bind the other Party in any manner whatsoever. Nothing in this Agreement shall be interpreted, or is intended, to constitute either Party as the employee or employer, joint venturer, or partner of the other Party. The Parties understand and agree that (a) Intracel will not withhold on behalf of Medical Director any sum for income tax, unemployment insurance, social security or any other withholding applicable to employees, and Intracel will not provide Medical Director with any of the benefits provided to employees of Intracel or its affiliates; (b) as between Intracel and Lehigh, all such payments, withholdings and benefits, if any, shall be the sole responsibility of Lehigh; and (c) Lehigh will indemnify and hold Intracel harmless from any and all loss or liability, cost or expense arising with respect to any such payments, withholds, and benefits.


                8.7     ACCESS TO BOOKS AND RECORDS

        Until the expiration of six (6) years after expiration or termination of this Agreement, Intracel and Medical Director each shall make available to the Secretary, U.S. Department of Health and Human Services, the U.S. Comptroller General and their representatives, this Agreement and all books, documents and records necessary to certify the nature and extent of the costs of the services furnished hereunder and will provide such additional documentation as they reasonably require. If Medical Director carries out any of the duties of this Agreement through a subcontract worth ten thousand dollars ($10,000) or more over a twelve month period with a related organization, the subcontract will also contain a clause to permit access by the Secretary, Comptroller General, and their representatives to the related organization's books and records. This
Section 8.7 shall survive termination of this Agreement.


                8.8     REMEDIES

        Any remedies the Parties may have pursuant to this Agreement or by law shall be cumulative.


                8.9     NO WAIVER

        The waiver by either Party of any breach of any provision of this Agreement shall not be construed as a waiver of any subsequent breach of the same or another provision. The failure to exercise any right under this Agreement shall not operate as a waiver of such right. Any waiver must be in writing and signed by the Party to be charged.


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                8.10    GOVERNING LAW

        This Agreement, to the extent any particular issue is controlled by state law, shall be governed by and construed in accordance with the laws of the State of Maryland (but not including choice of law rules thereof).


                8.11    COUNTERPARTS

        This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same Agreement.


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                IN WITNESS WHEREOF, each of the Parties intending to be legally bound has caused this Agreement to be duly executed and delivered in its name and on its behalf as of the date first set forth above.

                                       INTRACEL CORPORATION


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                       LEHIGH VALLEY HOSPITAL AND HEALTH NETWORK


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                       ACKNOWLEDGED AND AGREED:

                                       HERBERT C. HOOVER, JR., M.D.


                                       By:
                                          --------------------------------------

                                       ACKNOWLEDGED AND AGREED:

                                       SARAH STEVENS, M.D.


                                       By:
                                          --------------------------------------


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